EXHIBIT 99

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the “Schedule 13Ds”), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies.

Dated March 30, 2005	ST. CLOUD CAPITAL PARTNERS, L.P.

	By:	SCGP, LLC
	Its:	General Partner

	By:	/s/ Cary S. Fitchey
	Name:	Cary S. Fitchey
	Title:	Senior Managing Member

Dated: March 30, 2005	SCGP, LLC

	By:	/s/ Cary S. Fitchey
	Name:	Cary S. Fitchey
	Title:	Managing Member

Dated: March 30, 2005	ST. CLOUD CAPITAL, LLC

	By:	/s/ Cary S. Fitchey
	Name:	Cary S. Fitchey
	Title:	Managing Member

Dated: March 30, 2005	MARSHALL S. GELLER

	By:	/s/ Marshall S. Geller
	Name:	Marshall S. Geller

Dated: March 30, 2005	CARY S. FITCHEY

	By:	/s/ Cary S. Fitchey
	Name:	Cary S. Fitchey